AMENDMENT TO
AMENDED AND RESTATED
LEVEL 3 COMMUNICATIONS, INC. STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AND PERFORMANCE UNIT
MASTER AWARD AGREEMENT
THIS AMENDMENT TO AMENDED AND RESTATED RESTRICTED STOCK UNIT AND PERFORMANCE UNIT MASTER AWARD AGREEMENT (the “Amendment”) is dated as of January __, 2017, is an amendment to the Amended and Restated Restricted Stock Unit and Performance Unit Master Award Agreement December 31, 2015 (the “Agreement”) between Level 3 Communications, Inc., a Delaware corporation (the “Company”), and the individual whose name appears on the signature page to this Amendment (the “Participant”), an “Eligible Person” as defined in the Company’s Level 3 Communications, Inc. Stock Incentive Plan (as amended from time to time) (the “Plan”).
WHEREAS, the parties desire to document a modification to Section 3(e) of the Agreement with respect to all Awards made to the Participant having an Award Date of January 1, 2017 or after (the “2017 Awards”), to provide that if a Termination occurs after a Change in Control either (i) without Cause and initiated by the Company, or (ii) with Good Reason and initiated by the Participant, 50% of the 2017 Awards shall (after satisfaction of the Release Condition) immediately vest and settle as soon as administratively practicable following such Termination.
WHEREAS, the modification contemplated by this Amendment will only apply to Awards made to the Participant with an Award Date on or after January 1, 2017.
NOW, THEREFORE, the parties agree as follows:
1.    Definitions. Capitalized terms used but not expressly defined in this Amendment will have the meanings ascribed to them in either the Agreement or the Plan, as the case may be.
2.    Amendment and Restatement of Section 3(e). Section 3(e) of the Agreement is hereby amended and restated to read in its entirety as follows:
(e)    After a Change in Control. Notwithstanding Section 3(a), if a Termination occurs after a Change in Control either (i) without Cause and initiated by the Company, or (ii) with Good Reason and initiated by the Participant, (A) all RSUs and PRSUs associated with any outstanding Award with an Award Date prior to January 1, 2017 and (B) 50% of all RSUs and PRSUs associated with any outstanding Award with an Award Date of January 1, 2017, or after shall (after satisfaction of the Release Condition) immediately vest and settle as soon as administratively practicable following such Termination. For purposes of calculating the number of Shares to be delivered in such event based on any Award of PRSUs where the Performance Period has not yet expired, the Performance Objective for any outstanding Awards for PRSUs shall be set at the target level (100%) set forth in each Award Letter. In the event that the Performance Period for any PRSU Award has expired as of the effective date of such Termination, the Performance Objective shall be measured in accordance with the terms herein and the Award shall vest and settle at the same time as if the Termination had not occurred.
3.    No Other Amendment. Except as specifically stated in Section 2 above, no other amendment or modification of the Agreement or any outstanding Award shall be effected as a result of the execution of this Amendment and all other terms and conditions of the Agreement and any outstanding Awards shall remain in full force and effect.
4.    No Employment or Benefit Guaranty. Neither the execution of this Amendment, the Agreement nor the receipt of an Award Letter (or any modification or amendment thereof), nor the settlement or vesting of any Awards shall be construed as giving to the Participant or other person any legal or equitable right against the Company, any Affiliate or the Committee except as expressly provided herein. Under no circumstances shall this Amendment, the Agreement or any Award Letter constitute a contract of employment, nor shall the terms of employment of the Participant be modified or in any way affected hereby. Accordingly, neither execution of this Amendment, the Agreement nor the grant of an Award shall be held or construed to give the Participant a right to be retained in the employ of the Company or any Affiliate.
5.    Successors. The Company will require any Successor (whether direct or indirect, by purchase, merger, consolidation, operation of law or otherwise) to unconditionally assume all of the obligations of the Company hereunder. In the event that the Committee determines that a Successor will not unconditionally assume all of the Company’s obligations hereunder, the Committee may, in its sole discretion, determine to accelerate the Scheduled Vesting Dates and settlement of (and/or determine in its discretion the Performance Objective measurement for all PRSUs) all Awards granted hereunder as of a date prior to the effective date of any Change in Control (in which event no Participant shall have a cause of action against the Company for a violation of this Section).
6.    The Plan. The terms and provisions set forth in the Plan are incorporated herein by reference as if they were set forth herein; provided, however, that in the event of a direct conflict between the terms of the Plan and the terms of this Amendment, the terms of this Amendment shall govern. Reference to provisions of the Plan are to such provisions as they shall be subsequently amended or renumbered. The Participant acknowledges that a current version of the Plan is available on the Company’s intranet site, and the Company agrees to supply to the Participant a paper copy of the current version of the Plan upon the Participant’s request.
7.    Plan, Agreement and Award Letters Govern. Although any information sent to or made available to the Participant concerning the Plan, this Amendment and the Agreement is intended to be an accurate summary of the terms and conditions of any Award, this Amendment, the Agreement, the Plan and the Award Letters are the authoritative documents governing the Award and any inconsistency between this Amendment, the Agreement, the Plan and the Award Letter, on one hand, and any other summary information, on the other hand, shall be resolved in favor of this Amendment, the Agreement, the Plan and the Award Letter.
LEVEL 3 COMMUNICATIONS, INC.                [Name of Participant]
(“Company”)                            (“Participant”)

By: ____________________________            By: _______________________
Title: ___________________________